Exhibit 99.1

BNS HOLDING, INC. Announces Change of OTCBB Trading Symbol

MIDDLETOWN, R.I.— December. 16, 2004—BNS HOLDING, INC. (OTCBB:BNSIA) announced today that the Company was informed on December 15, 2004 by the Over-the-Counter Bulletin Board (the “OTCBB”) that its Class A Common Stock will now trade under the symbol “BNSIA”. (The Company’s Class A Common Stock had previously traded under the symbol “BNSXA” on the OTCBB.) The OTCBB changed the Class A Common Stock symbol following the Company’s implementation of a holding company structure on December 14, 2004, as previously announced. The Company’s Class A Common Stock will, however, continue to be listed on the Boston Stock Exchange under the symbol “BNC”.

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks, and uncertainties that could cause the actual results of the Company to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company. Additional information regarding these risk factors and uncertainties is described more fully in the Company’s SEC filings. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting: Michael Warren, President and Chief Executive Officer, telephone (401) 848-6500. The Company does not maintain a web site.

Contact:

BNS HOLDING, INC.

Michael Warren, 401-848-6500